                                                                    EXHIBIT 99.2

                                 FRIEDMAN'S INC.

                  1994 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN,
                                   AS AMENDED

                                                                    EXHIBIT 99.2



                                 FRIEDMAN'S INC.

                  1994 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN,
                                   AS AMENDED



                                TABLE OF CONTENTS

Article I - BACKGROUND...........................................................................         1
         1.1  Establishment of the Plan..........................................................         1
         1.2  Applicability of the Plan..........................................................         1
         1.3  Purpose............................................................................         1

Article II - DEFINITIONS.........................................................................         1
         2.1    Administrator....................................................................         1
         2.2    Board............................................................................         1
         2.3    Code.............................................................................         1
         2.4    Committee........................................................................         1
         2.5    Common Stock.....................................................................         2
         2.6    Compensation.....................................................................         2
         2.7    Corporation......................................................................         2
         2.8    Date of Grant....................................................................         2
         2.9    Effective Date...................................................................         2
         2.10  Employee..........................................................................         2
         2.11  Employer..........................................................................         2
         2.12  Exercise Date.....................................................................         2
         2.13  Fair Market Value.................................................................         2
         2.14  Option............................................................................         3
         2.15  Option Period.....................................................................         3
         2.16  Option Price......................................................................         3
         2.17  Participant.......................................................................         3
         2.18  Plan..............................................................................         3
         2.19  Request Form......................................................................         3
         2.20  Subsidiary........................................................................         3

Article III - ELIGIBILITY AND PARTICIPATION......................................................         3
         3.1  Eligibility........................................................................         3
         3.2  Leave of Absence...................................................................         4
         3.3  Initial Participation..............................................................         4

Article IV - STOCK AVAILABLE.....................................................................         4
         4.1  In General.........................................................................         4
         4.2  Adjustment in Event of Changes in Capitalization...................................         5
         4.3  Dissolution, Liquidation, or Merger................................................         5

                                                                    EXHIBIT 99.2

Article V. - OPTION PROVISIONS...................................................................         5
         5.1  Option Price.......................................................................         5
         5.2  Calendar Year $25,000 Limit........................................................         5

Article VI - PURCHASING COMMON STOCK.............................................................         6
         6.1  Participant's Account..............................................................         6
         6.2  Payroll Deductions, Lump Sum Cash Payments.........................................         6
         6.3  Deduction Changes and Discontinuance...............................................         7
         6.4  Leave of Absence, Transfer of Ineligible Status....................................         7
         6.5  Automatic Exercise.................................................................         8
         6.6  Listing, Registration, and Qualification of Shares.................................         8

Article VII - WITHDRAWALS, DISTRIBUTIONS.........................................................         8
         7.1  Discontinuance of Deductions, Leave of Absence; Transfer to

                Ineligible Status................................................................         8
         7.2  In-Service Withdrawals.............................................................         9
         7.2  Termination of Employment for Reasons Other Than Death.............................         9
         7.3  Death..............................................................................         9
         7.4  Registration of Certificates; Restrictions on Transfer.............................         9

Article VIII - AMENDMENT AND TERMINATION.........................................................         9
         8.1  Amendment..........................................................................         9
         8.2  Termination........................................................................         10

Article IX - MISCELLANEOUS.......................................................................         10
         9.1  Shareholder Approval...............................................................         10
         9.2  Employment Rights..................................................................         10
         9.3  Tax Withholding....................................................................         10
         9.4  Rights Not Transferable............................................................         10
         9.5  No Repurchase of Stock by Corporation..............................................         11
         9.6  Governing Law......................................................................         11

                                 FRIEDMAN'S INC.

                  1994 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN,
                                   AS AMENDED


                              ARTICLE I. BACKGROUND

         1.1 Establishment of the Plan. Friedman's Inc. (the "Corporation") hereby establishes a stock purchase plan, effective June 1,1994, to be known as the "FRIEDMAN'S INC. 1994 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

         1.2 Applicability of the Plan. The provisions of this Plan are applicable only to certain individuals who, on or after June 1, 1994, are employees of the Corporation and its subsidiaries participating in the Plan.

         1.3 Purpose. The purpose of the Plan is to enhance the proprietary interest among the employees of the Corporation and its participating subsidiaries through ownership of Common Stock of the Corporation.

                             ARTICLE II. DEFINITIONS

         Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

         2.1 Administrator. Administrator shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

         2.2 Board. Board shall mean the board of directors of the Corporation.

         2.3 Code. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         2.4 Committee. Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Members of the Committee shall not be eligible to participate in the Plan. Each member of the Committee shall be a "disinterested person" within the meaning of section 16 of, and Rule 16b-3 under, the Securities Exchange Act of 1934. The Committee shall satisfy the requirements of section 16 of the Securities Exchange Act of 1934, and all rules and regulations thereunder, regarding disinterested administration.

                                                                    EXHIBIT 99.2

         Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

         2.5 Common Stock. Common Stock shall mean the Class A Common Stock, $.01 par value per share, of the Corporation.

         2.6      Compensation.

         (a) For purposes of this Plan, "Base Compensation" shall mean, for any Participant, for any period, the Participant's regular basic salary or wages. For example, overtime, commissions, bonuses, incentive pay, severance pay, moving expenses, and other similar items are not considered Compensation under this Plan.

         (b) For purposes of this Plan, "Total Compensation" shall mean, for any Participant, for any period, the Participant's total compensation including salary, wages, overtime and bonuses to be paid to the Participant for the respective period.

         (c) Base Compensation and Total Compensation shall include any amounts deferred by the Participant under a plan maintained by an Employer under Code section 401(k) or amounts contributed by the Participant under a plan maintained by an Employer under Code section 125.

         2.7 Corporation. Corporation shall mean Friedman's Inc.

         2.8 Date of Grant. Date of Grant shall mean the first day of each Option Period.

         2.9 Effective Date. Effective Date shall mean June 1, 1994.

         2.10 Employee. Employee shall mean an employee of an Employer.

         2.11 Employer. Employer shall mean the Corporation and any Subsidiary designated by the Committee as an employer participating in the Plan.

         2.12 Exercise Date. Exercise Date shall mean the last day of each Option Period.

         2.13 Fair Market Value. Fair Market Value of a share of Common Stock, as of any applicable date, shall mean:

                  (a) if the Common Stock is not traded on the applicable date on a national stock exchange, the mean between the closing composite inter-dealer "bid" and

                                                                    EXHIBIT 99.2

"ask" prices for the Common Stock, as quoted by Nasdaq on such date, or, if no "bid" and "ask" prices are quoted on such date, then on the next preceding date on which these prices were quoted; or

                  (b) if the Common Stock is traded on the applicable date on a national stock exchange, the closing price on such date of a share of Common Stock as traded on the largest stock exchange on which it is then traded.

         2.14 Option. Option shall mean a right to purchase Common Stock under the Plan.

         2.15 Option Period. Option Period shall mean each three (3) month period beginning each June 1, September 1, December 1 and March 1.

         2.16 Option Price. Option Price shall mean the purchase price of Common Stock determined under section 5.1.

         2.17 Participant. Participant shall mean any Employee who has elected to participate in the Plan under section 3.3 and who has an account balance under the Plan.

         2.18 Plan. Plan shall mean the Friedman's Inc. 1994 Qualified Employee Stock Purchase Plan, as amended and in effect from time to time.

         2.19 Request Form. Request Form shall mean an Employee's authorization either in writing on a form approved by the Administrator or through telephonic communication approved by the Administrator which specifies the Employee's payroll deduction or lump sum cash payments in accordance with section 6.2, and contains such other terms and provisions as may be required by the Administrator.

         2.20 Subsidiary. Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of the Corporation as defined in Code section 424.

Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

                   ARTICLE III. ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility. Each Employee who is an Employee regularly scheduled to work at least 20 hours each week and whose customary employment is for 5 months or more during a calendar year shall be eligible to participate in the Plan as of the later of:

                  (a) the Date of Grant immediately following the Employee's last date of hire by an Employer; or

                  (b) the Effective Date.

                                                                    EXHIBIT 99.2

Notwithstanding the foregoing, no Employee shall be granted an Option for an Option Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For purposes of this section, the attribution rules of Code section 424(d) shall apply in determining stock ownership of any Employee.

         3.2 Leave of Absence. For purposes of section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. Such individual's employment with the Employer shall be deemed to terminate at the close of business on the ninetieth day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such ninetieth day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

         3.3 Initial Participation. An Employee eligible to participate in the Plan under section 3.1 may submit a Request Form to the Administrator for an Option Period. The Request Form shall authorize a regular payroll deduction from the Employee's Compensation for the Option Period, or shall notify the Administrator that the Participant shall make a lump sum cash payment (including personal or certified checks) for the Option Period, or shall both authorize a payroll deduction and notify the Administrator of a lump sum cash payment for the Option Period, subject to the limits and procedures described in section
6.1. A Participant's Request Form authorizing a regular payroll deduction shall remain effective from Option Period to Option Period until amended or canceled under Section 6.3. A Participant's Request Form authorizing a lump sum cash payment shall be valid only for the Option Period to which it relates.

                           ARTICLE IV. STOCK AVAILABLE

         4.1 In General. Subject to the adjustments in sections 4.2 and 4.3, an aggregate of 500,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Corporation. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Exercise Date exceeds the maximum number of shares available for the Option Period, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants' accounts shall be distributed to the Participants as soon as practicable.

         4.2 Adjustment in Event of Changes in Capitalization. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the

                                                                    EXHIBIT 99.2

Corporation's capitalization, or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option Price per share.

         4.3 Dissolution, Liquidation, or Merger. Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Corporation to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with these transactions as the Board deems necessary or appropriate to assure that the provisions of this section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Option may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

                          ARTICLE V. OPTION PROVISIONS

         5.1 Option Price. The Option Price of a share of Common Stock purchased for a Participant pursuant to the exercise of an Option for the Option Period shall be set by the Committee at the lesser of:

                  (a) 85 percent of the average of (i) the Fair Market Value of a share of Common Stock on the Date of Grant and (ii) the Fair Market Value of a share of Common Stock on the Exercise Date; or

                  (b) 85 percent of the Fair Market Value of a share of Common Stock on the Exercise Date.

         5.2 Calendar Year $25,000 Limit. Notwithstanding anything else contained herein, no Employee may be granted an Option which permits such Employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code section 423) of the Corporation and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this section, Fair Market Value shall be determined as of the Date of Grant.

                                                                    EXHIBIT 99.2

                       ARTICLE VI. PURCHASING COMMON STOCK

         6.1 Participant's Account. The Administrator shall establish a book account in the name of each Participant. As discussed in section 6.2 below, a Participant's payroll deductions and his or her lump sum cash payments shall be credited to the Participant's account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

         Stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of an Option shall be delivered to a broker selected by the Corporation, which broker shall hold such stock certificates as the nominee for the Participant. Certificates shall be held by the broker as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her account, and the broker shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

         All cash received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets held under the Plan.

         6.2      Payroll Deductions; Lump Sum Cash Payments.

                  (a) Payroll Deductions. By submitting a Request Form before the beginning of any Option Period in accordance with rules adopted by the Committee, an Employee eligible to participate in the Plan under section 3.1 may authorize a payroll deduction to purchase Common Stock under the Plan for the Option Period. The payroll deduction shall be in any whole percentage or any whole dollar amount of such Employee's Base Compensation payable each pay period, and at any other time an element of Base Compensation is payable. A Participant's payroll deduction, however, shall be at least ten dollars ($10.00) each payroll period.

                  For the initial Option Period (i.e., the Option Period beginning June 1,1994), an Employee may submit his or her Request Form to the Administrator after June 1, 1994. Payroll deductions shall apply only to Base Compensation earned by the Employee beginning with the Employee's next payroll period following the Administrator's receipt of the Request Form.

                  (b) Lump Sum Cash Payments.

In lieu of, or in addition to, the payroll deductions in subsection (a), an Employee eligible to participate in the Plan under section 3.1 may, by submitting a Request Form no later than the fifteenth day of the third month in the Option Period, in accordance with rules adopted by the Administrator, notify the Administrator that the Participant shall make a lump sum cash payment to purchase Common Stock under the Plan for the Option Period. Any lump sum cash payments under this subsection must be received by the Administrator by the fifteenth day of the third month in the Option Period. If the Participant fails to remit the lump sum cash payment by the applicable date, the

                                                                    EXHIBIT 99.2

Participant's Request Form with respect to such lump sum cash payment shall be void. A Participant may submit a Request Form to make a lump sum cash payment only once each Option Period.

                  (c) Duration. A Participant's Request Form authorizing a regular payroll deduction shall remain effective, from Option Period to Option Period, until amended or canceled under section 6.3. A Participant's Request Form authorizing a lump sum cash payment shall be valid for only the Option Period to which it relates.

         6.3 Deduction Changes and Discontinuance. A Participant may not increase his or her payroll deduction or lump sum cash payments under section
6.2 during an Option Period. A Participant may increase payroll deductions or lump sum cash payments for a future Option Period by filing a new Request Form in accordance with rules adopted by the Administrator.

         A Participant may decrease, or completely discontinue, his or her payroll deductions by filing a new Request Form with the Administrator. This decrease or discontinuance shall be effective on the first pay period commencing at least 30 days after receipt of the Request Form by the Administrator.

         If a Participant who is not an Insider discontinues his or her payroll deductions during an Option Period, such Participant may not make a lump sum cash payment during such Option Period and may not recommence participation in the Plan until the next Option Period. Any amount held in the Participant's account after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

         If a Participant who is an Insider discontinues his or her payroll deductions during an Option Period, the Insider may not make a lump sum cash payment during such Option Period and may not recommence participation in the Plan until the Option Period that begins at least six months after the effective date of the discontinuance of his or her payroll deductions. Any amount held in the Insider's account after such effective date of discontinuance shall be refunded to the Insider as soon as practicable. For purposes of this Plan, the term "Insider" shall mean a Participant who, on the relevant date, is a director, officer or 10% shareholder of the Corporation as defined in Section 16(a) of the Securities Exchange Act of 1934, as amended.

         6.4 Leave of Absence; Transfer to Ineligible Status. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer customarily scheduled to work at least 20 hours each week, the Participant shall cease to be eligible for payroll deductions or lump sum cash payments to his or her account pursuant to section 6.2. The cash standing to the credit of the Participant's account shall become subject to the provisions of section 7.1. However, any amount held in the account of an Insider (as defined in Section 6.3) shall be refunded to the Insider as soon as practicable.

                                                                    EXHIBIT 99.2

         If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under section 3.2, or again becomes an Employee of an Employer customarily scheduled to work at least 20 hours each week, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan. A Participant who is an Insider must wait until the Option Period that begins at least six months from the date such Insider ceased to be eligible for payroll deductions before recommencing his or her participation in the Plan.

         6.5 Automatic Exercise. Unless the cash credited to a Participant's account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on the Exercise Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her account at that time will purchase at the Option Price.

         If the cash credited to a Participant's account on the Exercise Date exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Option Period, such excess cash shall be refunded to the Participant. The excess cash may not be used to purchase shares of Common Stock nor retained in the Participant's account for a future Option Period.

         Fractional shares of Common Stock shall not be issued or purchased under the Plan. Any accumulated cash balances which would have been used to purchase fractional shares shall be held in the Participant's account for the next Option Period if a valid Request Form is in effect for such Option Period, or otherwise distributed to the Participant without interest.

         6.6 Listing, Registration, and Qualification of Shares. The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

                     ARTICLE VII. WITHDRAWALS; DISTRIBUTIONS

         7.1 Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status. In the event of a Participant's (other than an Insider's) complete discontinuance of payroll deductions under section 6.3 or a Participant's (other than an Insider's) leave of absence or transfer to an ineligible status under section 6.4, the cash balance then standing to the credit of the Participant's account shall be:

                                                                    EXHIBIT 99.2

                  (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least 30 days before the next Exercise Date; or

                  (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of section 6.5.

In the event of an Insider's complete discontinuance of payroll deductions under
Section 6.3 or 6.4, the cash balance standing to the credit of the Insider's account as of the effective date of the discontinuance shall be returned to the Insider, in cash, without interest, as soon as practicable, without the necessity of receiving a written request. See Section 6.3 for the definition of an Insider.

         7.2 Termination of Employment for Reasons Other Than Death. If a Participant terminates employment with the Corporation and the Subsidiaries for reasons other than death, the cash balance in the Participant's account shall be returned to the Participant in cash, without interest, as soon as practicable.

         7.3 Death. In the event a Participant dies, the cash balance in his or her account shall be distributed to the Participant's beneficiary, in cash, without interest, as soon as practicable.

         In the event of the Participant's death, the Participant's beneficiary shall be the person or entity identified on the Participant's Friedman's Inc. Employee Data Record or on such other form as determined by the Administrator. This designation of beneficiary may be changed by the Participant in accordance with procedures established by the Administrator.

         7.4 Registration of Certificates; Restrictions on Transfer. The Common Stock certificates, when issued under this Plan, shall be registered only in the name of the Participant (or beneficiary, if applicable). No other names may be included in the Common Stock registration.

                     ARTICLE VIII. AMENDMENT AND TERMINATION

         8.1 Amendment. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

                  (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

                  (b) unless previously approved by the stockholders of the Corporation, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange on which the Corporation's Common Stock is listed:

                                                                    EXHIBIT 99.2

                  (1) in any manner materially affect the eligibility requirements set forth in sections 3.1 and 3.2, or change the definition of Employee as set forth in section 2.10,

                  (2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in sections 4.2 and 4.3), or

                  (3) materially increase the benefits to Participants under the Plan.

         8.2 Termination. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in section 4.1.

         Upon termination of the Plan, the Administrator shall give notice thereof to Participants, shall terminate all payroll deductions, and shall no longer accept additional lump sum cash payments from Participants. Cash balances then credited to Participants' accounts shall be distributed as soon as practicable, without interest.

                            ARTICLE IX. MISCELLANEOUS

         9.1 Shareholder Approval. The Plan shall be approved and ratified by the stockholders of the Corporation, not later than one year after adoption of the Plan by the Board, pursuant to Treasury regulation section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall be null and void, and all payroll deductions and direct cash payments to the Plan shall cease. The cash balances and Common Stock credited to Participants' accounts shall be promptly distributed to them; and any Common Stock certificates issued and delivered to Participants prior to such date shall remain the property of the Participants.

         9.2 Employment Rights. Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

         9.3 Tax Withholding. The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be legally required.

         9.4 Rights Not Transferable. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

                                                                    EXHIBIT 99.2

         9.5 No Repurchase of Stock by Corporation. The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

         9.6 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia except to the extent such laws are preempted by the laws of the United States.